As filed with the Securities and Exchange Commission on July 22, 1998
                                            Registration No. 333- ____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                      INTERNATIONAL SPECIALTY PRODUCTS INC.
             (Exact name of registrant as specified in its charter)


                 DELAWARE                                51-0376469
      (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                 Identification No.)


                             818 WASHINGTON STREET
                           WILMINGTON, DELAWARE 19801
                                 (302) 428-0847
          (Address, including zip code, and telephone number, including area code, of registrants' principal executive office)

                            RICHARD A. WEINBERG, ESQ.
                        C/O ISP MANAGEMENT COMPANY, INC.
                                 1361 ALPS ROAD
                             WAYNE, NEW JERSEY 07470
                                 (973) 628-3000
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 With a copy to:

                             STEPHEN E. JACOBS, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [ X ]




NYFS01...:\01\47201\0001\2011\PRO7168N.31C

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                                Proposed
                                                 Maximum            Amount of
    Title of Shares to be Registered            Aggregate          Registration
                                           Offering Price (1)        Fee (2)
--------------------------------------------------------------------------------
           Debt Securities (3)                     (4)                 (4)
--------------------------------------------------------------------------------
            Common Stock (5)                       (4)                 (4)
--------------------------------------------------------------------------------
                  Total                     $1,000,000,000(6)        $295,000
--------------------------------------------------------------------------------

(1) The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(2)  Calculated pursuant to Rule 457(o) under the Securities Act.
(3) Subject to note (6) below, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time. If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount at maturity as shall result in aggregate gross proceeds to the Company not to exceed $1.0 billion less the gross proceeds attributable to any securities previously issued pursuant to this Registration Statement.
(4) Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.
(5) Subject to note (6) below, there is being registered hereunder an indeterminate number of shares of Common Stock of the Company as may be sold from time to time.
(6) In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $1.0 billion. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

--------------------------------------------------------------------------------
                    SUBJECT TO COMPLETION, DATED JULY 22, 1998


PROSPECTUS

                                 $1,000,000,000

                      INTERNATIONAL SPECIALTY PRODUCTS INC.
                                 DEBT SECURITIES
                                  COMMON STOCK

    International Specialty Products Inc., a Delaware corporation (the "Company"), may offer from time to time, in one or more series, (i) debt securities (the "Debt Securities"), in amounts, at prices and on terms to be determined by market conditions at the time of offering or (ii) shares of common stock, $0.01 par value per share ("Common Stock"), in amounts, at prices and on terms to be determined by market conditions at the time of offering. The Debt Securities and Common Stock are referred to herein collectively as the "Securities." The Company, formerly known as ISP Holdings Inc., is the successor to International Specialty Products Inc. ("Old ISP"). Old ISP merged with and into the Company on July 15, 1998. In connection with the merger, ISP Holdings Inc. changed its name to International Specialty Products Inc.

    The form in which the Securities are to be issued, their specific designation, aggregate principal amount or aggregate initial offering price, maturity, if any, rate and times of payment of interest or dividends, if any, redemption, conversion, and sinking fund terms, if any, voting or other rights, if any, exercise price and detachability, if any, and other specific terms will be set forth in a Prospectus Supplement (the "Prospectus Supplement"), together with the terms of the offering of such Securities. Any such Prospectus Supplement will also contain information, as applicable, about material United States Federal income tax considerations relating to the particular Securities offered thereby.

    The Securities will be issued in bearer or registered form, including in the form of global securities, unless otherwise set forth in the Prospectus Supplement.

    The Company's Common Stock is listed on the New York Stock Exchange ("NYSE") under the symbol "ISP." Any Prospectus Supplement will also contain information, where applicable, as to any other listing on a securities exchange of the Securities covered by such Prospectus Supplement.

                                 -------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                 SECURITIES COMMISSION NOR HAS THE COMMISSION OR
                 ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                                 -------------

    The Securities may be sold directly by the Company, through agents designated from time to time or to or through underwriters or dealers. The Company, together with its agents or underwriters, if any, reserves the right to accept or reject in whole or in part any proposed purchase of Securities to be made directly or through agents or underwriters. If any agents or underwriters are involved in the sale of any Securities, the names of such agents or underwriters and any applicable fees, commissions or discounts and the net proceeds to the Company will be set forth in the applicable Prospectus Supplement. See "Plan of Distribution." This Prospectus may not be used to consummate any sale of Securities unless accompanied by a Prospectus Supplement.

                                 -------------


                               ____ __, 1998.

    IN CONNECTION WITH AN OFFERING OF THE SECURITIES, CERTAIN PERSONS PARTICIPATING IN SUCH OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES, INCLUDING OVERALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS AND THE IMPOSITION OF PENALTY BIDS. SEE "PLAN OF DISTRIBUTION."

    NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               -----------------

                              AVAILABLE INFORMATION

      THE COMPANY IS SUBJECT TO THE INFORMATIONAL REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), AND IN ACCORDANCE THEREWITH FILES REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"). SUCH REPORTS, PROXY STATEMENTS AND OTHER INFORMATION CAN BE INSPECTED AND COPIED AT THE OFFICES OF THE COMMISSION AT ROOM 1024, JUDICIARY PLAZA, 450 FIFTH STREET, N.W., WASHINGTON D.C. 20549, AS WELL AS AT THE FOLLOWING REGIONAL OFFICES OF THE COMMISSION: THE CITICORP CENTER, 500 WEST MADISON STREET, SUITE 1400, CHICAGO, ILLINOIS 60661 AND SEVEN WORLD TRADE CENTER, SUITE 1300, NEW YORK, NEW YORK 10048. COPIES OF SUCH MATERIAL CAN ALSO BE OBTAINED FROM THE PUBLIC REFERENCE SECTION OF THE COMMISSION AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549 AT PRESCRIBED RATES. IN ADDITION, THE COMMISSION MAINTAINS A WORLD WIDE WEB SITE ON THE INTERNET AT HTTP://WWW.SEC.GOV THAT CONTAINS REPORTS, PROXY AND INFORMATION STATEMENTS AND OTHER INFORMATION REGARDING REGISTRANTS THAT FILE ELECTRONICALLY WITH THE COMMISSION. SUCH REPORTS, PROXY STATEMENTS AND OTHER INFORMATION CONCERNING THE COMPANY ARE ALSO FILED WITH THE NYSE, AS A RESULT OF THE LISTING OF COMMON STOCK OF THE COMPANY ON THE NYSE, AND MAY BE INSPECTED AT ITS OFFICES AT 20 BROAD STREET, NEW YORK, NEW YORK 10005.

      THE COMPANY HAS FILED WITH THE COMMISSION A REGISTRATION STATEMENT ON FORM S-3 (TOGETHER WITH ALL AMENDMENTS AND EXHIBITS THERETO, THE "REGISTRATION STATEMENT") UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), WITH RESPECT TO THE SECURITIES. THIS PROSPECTUS, WHICH CONSTITUTES PART OF THE REGISTRATION STATEMENT, DOES NOT CONTAIN ALL OF THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT, CERTAIN PORTIONS OF WHICH HAVE BEEN OMITTED IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE COMMISSION. STATEMENTS CONTAINED IN THIS PROSPECTUS AS TO THE CONTENTS OF ANY CONTRACT OR OTHER DOCUMENT ARE NOT NECESSARILY COMPLETE, AND IN EACH INSTANCE, REFERENCE IS MADE TO THE COPY OF SUCH CONTRACT OR DOCUMENT FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT, EACH SUCH STATEMENT BEING QUALIFIED IN ALL RESPECTS BY SUCH REFERENCE. FOR FURTHER INFORMATION WITH RESPECT TO THE COMPANY, REFERENCE IS MADE TO THE REGISTRATION STATEMENT.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents have been filed with the Commission and are incorporated herein by reference:

             (a) The Annual Report on Form 10-K of Old ISP, as amended, for the fiscal year ended December 31, 1997;

             (b) The Quarterly Report on Form 10-Q of Old ISP for the quarter ended March 29, 1998;

             (c) The Current Report on Form 8-K of Old ISP filed on April 1,
       1998;

             (d) The Proxy Statement of Old ISP on Schedule 14A filed on June 16, 1998;

             (e) The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1997; and

             (f) The Quarterly Report on Form 10-Q of the Company for the quarter ended March 29, 1998.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing with the Commission of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

      The Company will provide without charge to each person to whom this Prospectus is delivered, upon the request of such person, a copy of any or all the documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to the Vice President of Investor Relations, International Specialty Products Inc., 1361 Alps Road, Wayne, New Jersey, 07470, telephone number (973) 628-3463.

                               -----------------

                          FORWARD-LOOKING STATEMENTS

      This Prospectus and accompanying Prospectus Supplement (including the documents incorporated by reference herein or therein) may contain certain "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include phrases such as the Company or its management "believes," "expects," anticipates," "intends," "plans," "foresees" or other words or phrases of similar import. Similarly, statements that describe the Company's objectives, plans or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. For discussion of such risks, uncertainties and assumptions, see the applicable Prospectus Supplement pertaining to any Securities offered hereunder and/or in the periodic reports of the Company. Stockholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this Prospectus and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.


                               -----------------

                                   THE COMPANY

      The Company is a leading multinational manufacturer of specialty chemicals, mineral products and filter products.

      The Company, incorporated in Delaware in 1996, operates its business exclusively through 20 domestic subsidiaries, including ISP Chemicals Inc., ISP Technologies Inc., ISP Van Dyk Inc., ISP Fine Chemicals Inc. and ISP Freetown Fine Chemicals Inc. and 39 international subsidiaries. The address and telephone number of the principal executive offices of the Company are 818 Washington Street, Wilmington, Delaware 19801, (302) 428-0847.

                      RATIO OF EARNINGS TO FIXED CHARGES

      The ratio of earnings to fixed charges was 2.70 for the fiscal quarter ended March 29, 1998 and 2.43, 3.91, 4.05, 3.32 and 2.83 for the fiscal years ended December 31, 1997, 1996, 1995, 1994 and 1993, respectively. For purposes of these computations, earnings consist of income from continuing operations before income taxes, minority interest and extraordinary items plus fixed charges. Fixed charges consist of interest on indebtedness (including amortization of debt issuance costs) plus that portion of lease rental expense representative of interest (estimated to be one-third of lease rental expense).

                                USE OF PROCEEDS

      Unless otherwise set forth in a Prospectus Supplement, the net proceeds from the offering of the Securities will be used to refinance or repurchase existing debt securities and for general corporate purposes, which may include acquisitions, working capital and capital expenditures. When a particular series of Securities is offered, the Prospectus Supplement relating thereto will set forth the Company's intended use for the net proceeds received from the sale of such Securities.

                      DESCRIPTION OF THE DEBT SECURITIES

      The Debt Securities may be offered from time to time by the Company as senior debt of the Company and will be issued under an Indenture (the "Indenture") to be entered into between the Company and the party to be named in a Prospectus Supplement as trustee under the Indenture (the "Trustee"). The Debt Securities offered by this Prospectus and the accompanying Prospectus Supplement are referred to herein as the "Debt Securities." The form of the Indenture is filed as an exhibit to the Registration Statement. See "Available Information." The terms of the Indenture are also governed by certain provisions of the Trust Indenture Act of 1939, as amended (the "TIA"). The following summary of certain material provisions of the Debt Securities does not purport to be complete and is qualified in its entirety by reference to the Indenture. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Indenture. For a summary of certain definitions used in this section, see "Certain Definitions" below.

GENERAL

      The Indenture will provide for the issuance of Debt Securities in series up to the aggregate amount from time to time authorized by the Company for each series. A Prospectus Supplement will set forth the following terms of and information relating to the Debt Securities (to the extent such terms are applicable to such Debt Securities) in respect of which this Prospectus is delivered: (1) the designation of such Debt Securities; (2) the classification of such Securities as Senior Debt Securities; (3) the aggregate principal amount (or principal amount at maturity) of such Debt Securities; (4) the percentage of their principal amount (or principal amount at maturity) at which such Debt Securities will be issued; (5) the date or dates on which such Debt Securities will mature; (6) the rate or rates, if any (which may be fixed or variable), per annum, at which such Debt Securities will bear or accrete interest, or the method of determination of such rate or rates; (7) the times and places at which such interest, if any, will be payable; (8) provisions for sinking, purchase or other analogous funds, if any; (9) the date or dates, if any, after which such Debt Securities may be redeemed at the option of the Company or of the holder and the redemption price or prices; (10) the date or the dates, if any, after which such Debt Securities may be converted or exchanged at the option of the holder into or for shares of Common Stock or other securities of the Company and the terms for any such conversion or exchange; and (11) any other specific terms of (including covenants, if any, applicable to) a series of Debt Securities. Principal, premium, if any, and interest, if any, will be payable and the Debt Securities offered hereby will be transferable, at the corporate trust office of the Trustee's agent, provided that payment of interest, if any, may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the Security Register.

      If a Prospectus Supplement specifies that a series of Debt Securities is denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement shall also specify the denomination in which such Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such Debt Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due. Material United States federal income tax considerations applicable to any Debt Securities so denominated will be described in the Prospectus Supplement relating to any such Debt Securities.

      The Debt Securities may be issued in registered or bearer form and, unless otherwise specified in a Prospectus Supplement, in denominations of $1,000 and $5,000, respectively, and integral multiples thereof. Debt Securities may be issued in book-entry form, without certificates. Any such issue will be described in the Prospectus Supplement relating to such Debt Securities. No service charge will be made for any transfer or exchange of the Debt Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith.

      Debt Securities may be issued under the Indenture as Original Issue Discount Securities to be sold at a substantial discount from their stated principal amount at maturity. Material United States federal income tax consequences and other considerations applicable thereto will be described in the Prospectus Supplement relating to such Debt Securities.


MERGER, CONSOLIDATION AND SALE OF ASSETS

      The Indenture will provide that the Company shall not consolidate with or merge into any other Person or sell, convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless: (1) the entity formed by such consolidation or into which the Company is merged or the Person which acquires by sale, conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (A) shall be a corporation, partnership, limited liability company or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (B) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the obligations of the Company for the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Debt Securities and the performance and observance of every covenant of the Indenture on the part of the Company to be performed or observed; (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (3) the Company or such Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the "Merger, Consolidation and Sale of Assets" provisions of the Indenture and that all conditions precedent provided for relating to such transaction have been satisfied. These provisions apply only to a merger or consolidation in which the Company is not the surviving corporation and to sales, conveyances, leases and transfers by the Company as transferor or lessor.

      The Indenture will further provide that upon consolidation by the Company with any other Person or merger by the Company into any other Person or any sale, conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with the preceding paragraph, the



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
successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company therein, and in the event of any such conveyance or transfer, the Company, as applicable, except in the case of a lease, shall be discharged of all obligations and covenants under the Indenture and the Debt Securities and the coupons, if any.

EVENTS OF DEFAULT

      The following will be "Events of Default" under the Indenture with respect to Debt Securities of any series:

      (1) default in the payment of interest on any Debt Securities of that series or any related coupon, when such interest or coupon becomes due and payable, and continuance of such default for a period of 60 days; or

      (2) default in the payment of the principal of (or premium, if any) on any Debt Securities of that series at its Maturity or upon any redemption and such default shall continue for five or more days; or

      (3) default in the deposit of any sinking fund payment when and as due pursuant to the terms of the Debt Securities of that series and the Indenture and such default shall continue for a period of 60 days; or

      (4) default in the performance, or breach, of any covenant or warranty in the Indenture (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with elsewhere under the "Events of Default" section), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 33-1/3% in principal amount (or principal amount at maturity, as the case may be) of all Outstanding Debt Securities of the affected series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" thereunder; or

      (5) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, or of any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

      (6) the institution by the Company of proceedings to be adjudicated bankrupt or insolvent, or the consent by the Company to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by the Company, to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, or of any substantial part of the property of the Company, or the making by it of an assignment for the benefit of creditors; or

      (7) any other Event of Default provided with respect to Debt Securities of that series.

      The failure to redeem any Security subject to a Conditional Redemption is not an Event of Default if any event on which such redemption is so conditioned does not occur and is not waived before the scheduled redemption date.

      If an Event of Default described in clause (1), (2), (3), (4) or (7) above with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 33-1/3% in principal amount (or principal amount at maturity, as applicable) of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Debt Securities of that series and interest accrued thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable. If an Event of Default described in clause
(5) or (6) above occurs and is continuing, then the principal amount and interest accrued thereon of all the Debt Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

      At any time after a declaration of acceleration with respect to Debt Securities of any series (or of all series, as the case may be) has been made, the Holders of a majority in principal amount (or principal at maturity, as the case may be) of the Outstanding Debt Securities of that series (or of all series, as the case may be), by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent default or impair any right consequent thereto.

      Except as otherwise provided in the Indenture, or any supplement thereto, the Holders of not less than a majority in principal amount (or principal amount at maturity, as the case may be) of the Outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of such series waive any past default described in clause (1), (2), (3), (4) or (7) of the first paragraph of this section (or, in the case of a default described in clause (5) or (6) of the first paragraph of this section, the Holders of not less than a majority in principal amount (or principal amount at maturity, as applicable) of all Outstanding Debt Securities may waive any such past default), and its consequences, except a default (i) in respect of the payment of the principal of (or premium, if any, on) or interest on any Debt Security or any related coupon, or (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected.

      Upon any such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default.

      Except to enforce the right to receive payment of principal, premium, if any, or interest on any Debt Security, no Holder of any Debt Security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Debt Securities of that series; (ii) the Holders of not less than 33- 1/3% in principal amount (or the principal amount at maturity, as the case may be) of the Outstanding Debt Securities of that series in the case of any Event of Default under clause (1), (2), (3), (4) or (7) of the first paragraph of this section, or, in the case of any Event of Default described in clause (5) or (6) of the first paragraph of this section, the Holders of not less than 33-1/3% in principal amount (or the principal amount at maturity, as the case may be) of all Outstanding Debt Securities, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; (iii) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
(iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount (or the principal amount at maturity, as the case may be) of the Outstanding Debt Securities of that series in the case of any Event of Default described in clause (1), (2), (3), (4) or (7) of the first paragraph of this section, or, in the case of any Event of Default described in clause (5) or (6) of the first paragraph of this section, by the Holders of a majority or more in principal amount (or the principal amount at maturity, as the case may be) of all Outstanding Debt Securities.

      During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture in good faith. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee under the Indenture is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, with respect to the Debt Securities of any series, the Holders of not less than a majority in principal amount (or the principal amount at maturity, as the case may be) of the Outstanding Debt Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture.

      Within 90 days after the occurrence of any Default with respect to Debt Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on any Debt Securities of such series, or in the payment of any sinking fund installment with respect to Debt Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Debt Securities of such series and any related coupons.

      The Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate of its compliance with all of the conditions and covenants under the Indenture.

DEFEASANCE OR COVENANT DEFEASANCE OF THE INDENTURE

      The Indenture will provide that the Company may, at its option and at any time, terminate its obligations with respect to the Outstanding Debt Securities of any series ("defeasance"). Such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Debt Securities and any related coupons, except for the following which shall survive until otherwise terminated or discharged under the
Indenture: (A) the rights of Holders of such Outstanding Debt Securities and any related coupons (i) to receive, solely from the trust fund described in the Indenture, payments in respect of the principal of (and premium, if any, on) and interest, if any, on such Debt Securities and any related coupons when such payments are due, and (ii) to receive shares of Common Stock or other securities from the Company upon conversion of any convertible Debt Securities issued thereunder, (B) obligations of the Company to issue temporary Debt Securities, register the transfer or exchange of any Debt Securities, replace mutilated, destroyed, lost or stolen Debt Securities, maintain an office or agency for payments in respect of the Debt Securities and, if the Company acts as its own Paying Agent, hold in trust, money to be paid to such Persons entitled to payment, and with respect to "additional amounts," as contemplated by the Indenture, if any, on such Debt Securities as contemplated in the Indenture, (C) the rights, powers, trusts, duties and immunities of the Trustee under the Indenture and (D) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to terminate its obligations with respect to certain covenants that are set forth in the Indenture and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Debt Securities ("covenant defeasance").

      In order to exercise either defeasance or covenant defeasance:

      (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee, in trust, for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Debt Securities and any related coupons, (A) money in an amount (in such currency in which such Debt Securities and any related coupons are then specified as payable at Stated Maturity), or (B) U.S. Government Obligations applicable to such Debt Securities (determined on the basis of the currency in which such Debt Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, under such Debt Securities and any related coupons, money in an amount or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants to pay and discharge
          (i) the principal of (and premium, if any, on) and interest, if any, on the Outstanding Debt Securities and any related coupons on the Stated Maturity (or any Redemption Date selected by the issuer, if applicable) of such principal (and premium, if any) or installment of interest and (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Debt Securities and any related coupons on the day on which such payments are due and payable in accordance with the terms of the Indenture and of such Debt Securities and any related coupons; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to said payments with respect to such Debt Securities and any related coupons. Before such a deposit, the Company may give to the Trustee, in accordance with the redemption provisions in the Indenture, a notice of its election to redeem all or any portion of such Outstanding Debt Securities at a future date in accordance with the terms of the Debt Securities of such series and the redemption provisions of the Indenture, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing;

      (2) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture;

      (3) in the case of a covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Debt Securities and any related coupons will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

      (4) such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith pursuant to the Indenture; and

      (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent under the Indenture to either defeasance or covenant defeasance, as the case may be, have been satisfied.

SATISFACTION AND DISCHARGE

      The Indenture shall upon Company Request cease to be of further effect with respect to any series of Debt Securities (except as to any surviving rights of registration of transfer or exchange of Debt Securities of such series herein expressly provided for and the obligation of the Company to pay any "additional amounts," as contemplated by the Indenture) and the Trustee shall execute proper instruments acknowledging satisfaction and discharge of the Indenture as to such series when:

      (1) either (A) all Debt Securities of such series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Securities in bearer form surrendered for exchange for "registered securities" and maturing after such exchange, whose surrender is not required or has been waived, as provided in the Indenture, (ii) Debt Securities and coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid, as provided in the Indenture, (iii) coupons appertaining to Debt Securities called for redemption and maturing after the relevant redemption date, whose surrender has been waived, as provided in the Indenture, and (iv) Debt Securities and coupons of such series for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in the Indenture) have been delivered to the Trustee for cancellation; or

          (B) all Debt Securities of such series and, in the case of (i) or (ii) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (B)(i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount, in the currency in which the Debt Securities of such series are payable or in U.S. Government Obligations, sufficient to pay and discharge the entire indebtedness on such Debt Securities not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of such deposit (in the case of Debt Securities which have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

      (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

      (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the satisfaction and discharge of the Indenture as to such series have been satisfied.

AMENDMENTS AND WAIVERS

      The Indenture will provide that at any time and from time to time, the Company and the Trustee may, without the consent of any holder of Debt Securities, enter into one or more indentures supplemental thereto for certain specified purposes, including, among other things, to (i) cure ambiguities, defects or inconsistencies, or to make any other provisions with respect to questions or matters arising under the Indenture; (ii) effect or maintain the qualification of the Indenture under the TIA; (iii) secure any Debt Securities;
(iv) add covenants for the protection of the holders of Debt Securities; (v) establish the forms or terms of Debt Securities of any series; (vi) make any other change that does not adversely affect in all material respects the rights under the Indenture of the holders of Debt Securities thereunder; (vii) add any Guarantee; (viii) evidence the acceptance of appointment by a successor trustee and (ix) evidence the succession of another person to the Company and the assumption by any such successor of the obligations of the Company in accordance with the Indenture and the Debt Securities. Other amendments and modifications of the Indenture or the Debt Securities may be made by the Company and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of all of the then Outstanding Debt Securities of any series; provided, however, that no such modification or amendment may, without the consent of the holder of each Outstanding Debt Security affected thereby,
(1) change the Stated Maturity of the principal of, or any installment of interest on, any Debt Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any obligation of the Company to pay any "additional amounts" contemplated by the Indenture (except as contemplated and permitted by certain provisions of the Indenture), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to the Indenture or the amount thereof provable in bankruptcy pursuant to the Indenture, or adversely affect, after the event giving rise to any right of repayment shall have occurred, any right of repayment at the option of any Holder of any Debt Security, or change any place of payment described in the Indenture where, or the currency in which, any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the redemption date or repayment date, as the case may
be), or adversely affect any right to convert or exchange any Debt Securities as may be provided pursuant to the Indenture, or (2) reduce the percentage in principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture.

SENIOR DEBT

      The Debt Securities and coupons appertaining thereto will rank pari passu with all other unsecured and unsubordinated Debt of the Company.

GOVERNING LAW

      The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York. The Indenture is subject to the provisions of the TIA that are required to be a part thereof and shall, to the extent applicable, be governed by such provisions.

CERTAIN DEFINITIONS

      Set forth below is a summary of certain of the defined terms used in the Indenture.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Capital Stock" means (a) in the case of a corporation, corporate stock,
(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Company Request" means a written request or order signed in the name of the Company by its Chief Executive Officer, its President, its Chief Financial Officer, any Vice President, its Treasurer or any Assistant Treasurer, its Secretary or any Assistant Secretary and delivered to the Trustee.

      "Conditional Redemption" means a redemption pursuant to a notice of redemption that provides that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice of redemption.

       "Debt" means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

      "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

      "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

      "Holder" means a Person in whose name a Debt Security is registered in the Security Register.

      "Maturity," when used with respect to any Debt Securities, means the date on which the principal of such Debt Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

      "Officers' Certificate" means a certificate signed by the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or any Assistant Treasurer and the Secretary or any Assistant Secretary of the Company, and delivered to the Trustee.

      "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company.

      "Original Issue Discount Security" means any Debt Security which provides for an amount less than the principal amount at maturity thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to the Indenture.

      "Outstanding," when used with respect to Debt Securities, means, as of the date of determination, all Debt Securities theretofore authenticated and delivered under the Indenture, except:

        (i) Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

       (ii) Debt Securities, or portions thereof, for whose payment, money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debt Securities;

      (iii) Debt Securities with respect to which the Company has effected defeasance and/or covenant defeasance as provided in the Indenture; and

       (iv) Mutilated, destroyed, lost or stolen Debt Securities which have become or are about to become due and payable which have been paid pursuant to the Indenture or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to the Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands the Debt Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount (or principal amount at maturity) of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, and for the purpose of making the calculations required by TIA Section 313, Debt Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities which the Trustee knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not the Company or any Affiliate of the Company.

      "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any,
on) or interest, if any, on any Debt Securities on behalf of the Company.

      "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Stated Maturity," when used with respect to any Debt Security or any installment of principal thereof or interest thereon, means the date specified in such Debt Security as the fixed date on which the principal of such Debt Security or such installment of principal or interest is due and payable.

      "Subsidiary" means any corporation of which at the time of determination a Person, directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the Voting Stock.

      "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which the Indenture was executed, except that any supplemental indenture executed pursuant to the Indenture shall conform to the requirements of the Trust Indenture Act as in effect on the date of execution thereof.

      "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

      "Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, trustees or individuals performing similar functions of a Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                         DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

      The Amended and Restated Certificate of Incorporation of the Company authorizes 300,000,000 shares of Common Stock, par value $0.01 per share. The holders of Common Stock are entitled to one vote for each share held by them on all matters submitted for approval by the stockholders of the Company. The holders of Common Stock do not have cumulative voting rights in the election of directors. The holders of Common Stock are entitled to receive and to share equally in dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive, after payment of all its debts and liabilities and other payments to holders of any Preferred Stock having priority rights, if any, all of the assets of the Company available for distribution to the holders of Common Stock. The Common Stock has no preemptive rights, conversion rights or other subscription rights.

      The transfer agent and registrar for the Common Stock is The Bank of New York.

PREFERRED STOCK

      The Amended and Restated Certificate of Incorporation of the Company authorizes 20,000,000 shares of Preferred Stock, par value $0.01 per share. No shares of Preferred Stock are outstanding as of the date of this Registration Statement. The Board of Directors has the authority to issue, without any stockholder action, the Preferred Stock in one or more series and to fix the voting powers and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, in each case which may differ from those of any and all other series at any time outstanding.

                             PLAN OF DISTRIBUTION

      The Company may sell the Securities being offered hereby through agents, underwriters, dealers or remarketing firms.

      Offers to purchase Securities may be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in a Prospectus Supplement. Any such agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable Prospectus Supplement, on a firm commitment basis. Agents may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

      If any underwriters are utilized in any sale of the Securities in respect of which this Prospectus is delivered, the Company will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

      If a dealer is utilized in any sale of the Securities in respect of which the Prospectus is delivered, the Company will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

      Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with their terms, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be entitled under agreements which may be entered into with the Company to indemnification by the Company, against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

      If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain purchasers to purchase Debt Securities from the Company, at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such offers.

                                 LEGAL MATTERS

      The validity of the Securities offered hereby has been passed upon for the Company by Weil, Gotshal & Manges LLP, New York, New York. Certain legal matters in connection with offerings made by this Prospectus may be passed upon for any underwriters, dealers or agents by counsel named in the applicable Prospectus Supplement.

                                    EXPERTS

      The consolidated financial statements and schedules of the Company and Old ISP for the year ended December 31, 1997, incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in giving said reports.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      Expenses in connection with the issuance and distribution of the securities being registered are estimated (other than with respect to the SEC registration fee) to be as follows:

      SEC registration fee .........................  $295,000
      *Trustee's expenses  .........................
      *Accounting fees and expenses  ...............
      *Legal fees and expenses  ....................
      *Miscellaneous................................
                                                      --------
          *Total..................................... $

----------------
*To be provided by amendment


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      International Specialty Products Inc. (the "Registrant") is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Article Seventh of the Amended and Restated Certificate of Incorporation of the Registrant provides that directors and officers of the Registrant shall not be personally liable to the corporation or its stockholders for monetary damages if a director or officer acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Registrant and provides for indemnification of the officers and directors of the Registrant to the full extent permitted by applicable law.

      Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer has no reasonable cause to believe his conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 145 further provides that (i) to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; and (ii) indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled. In addition, Section 145 empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Number         Exhibit Description
--------------         -------------------

**1.1          Form of Common Stock Purchase Agreement.

**1.2          Form of Debt Securities Purchase Agreement.

**4.1 Form of Indenture to be entered between the Company and a trustee to be named.

**5            Opinion of Weil, Gotshal & Manges LLP.

**12 Statement regarding computation of ratio of earnings to fixed charges.

*23.1          Consent of Arthur Andersen LLP.

23.2 Consent of Weil, Gotshal & Manges LLP (to be included in the Opinion filed as Exhibit 5)

24             Power of Attorney (included on signature page to Registration
               Statement).

-------------------------
* Filed herewith.
** To be filed by amendment.


ITEM 17. UNDERTAKINGS.

      (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement, to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Wayne, State of New Jersey, on July 22, 1998.


                              INTERNATIONAL SPECIALTY PRODUCTS INC.


                              By: /s/ James P. Rogers
                                 -----------------------------------------
                              Name: James P. Rogers
                              Title: Executive Vice President-Finance


                               POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose name appears below hereby constitutes James P. Rogers such person's true and lawful attorney, with full power of substitution to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, including Post-Effective Amendments, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


Signature                           Title                       Date
---------                           -----                       ----


/s/ Samuel J. Heyman            Chairman, Chief Executive         July 22, 1998
-------------------------       Officer and Director
Samuel J. Heyman                (Principal Executive Officer)


/s/ Peter R. Heinze             President, Chief Operating        July 22, 1998
-------------------------       Officer and Director
Peter R. Heinze


/s/ Randall R. Lay              Vice President and Chief          July 22, 1998
-------------------------       Financial Officer
Randall R. Lay                  (Principal Financial and
                                Accounting Officer)


                                Director                          July __, 1998
-------------------------
Charles M. Diker

/s/ Carl R. Eckardt             Executive Vice President-         July 22, 1998
-------------------------       Corporate Development and
Carl R. Eckardt                 Director



                                Director                          July __, 1998
-------------------------
Harrison J. Goldin


/s/ Sanford Kaplan              Director                          July 22, 1998
-------------------------
Sanford Kaplan


/s/ Burt C. Manning             Director                          July 22, 1998
-------------------------
Burt C. Manning

                                  EXHIBIT INDEX


Exhibit Number      Exhibit Description
--------------      -------------------

**1.1

                    Form of Common Stock Purchase Agreement.

**1.2               Form of Debt Securities Purchase Agreement.

**4.1 Form of Indenture to be entered between the Company and a trustee to be named.

**5.1               Opinion of Weil, Gotshal & Manges LLP.

**12.1 Statement regarding computation of ratio of earnings to fixed charges.

*23.1               Consent of Arthur Andersen LLP.

23.2 Consent of Weil, Gotshal & Manges LLP (to be included in the Opinion filed as Exhibit 5)

24 Power of Attorney (included on signature page to Registration Statement).

---------------------
* Filed herewith.
** To be filed by amendment.